UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2013

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, the Board of Directors of RPM International Inc. (the “Company”) appointed Craig S. Morford, age 54, to Class I of the Company’s Board of Directors. Mr. Morford’s term will expire at the Company’s Annual Meeting of Stockholders in 2013, at which time he will stand for re-election to the Board by the Company’s stockholders. He will serve on the Board’s Governance and Nominating Committee. Mr. Morford is the Chief Legal and Compliance Officer of Cardinal Health, Inc. (“Cardinal”), a $108 billion health care services company traded on the New York Stock Exchange. Among his responsibilities at Cardinal are legal affairs, regulatory compliance, corporate governance, environmental health and safety compliance, corporate ethics and enterprise risk management. Before joining Cardinal in 2008, Mr. Morford spent 20 years with the U.S. Department of Justice, which included an appointment by President George W. Bush as acting U.S. deputy attorney general. In this role, Mr. Morford oversaw 100,000 employees at 93 U.S. Attorney offices, the Federal Bureau of Investigation, the Drug Enforcement Administration and the Bureau of Alcohol, Tobacco and Firearms. Mr. Morford is a member of The Association of General Counsel and serves on its executive committee. He also serves on the audit and compliance committee of the Ohio State University board of trustees. Morford earned his bachelor’s degree in economics from Hope College and a juris doctorate from Valparaiso University.

Mr. Morford’s compensation for his service as a director will be consistent with that of the Company’s other directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 29, 2012 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with his appointment as a director, the Company and Mr. Morford entered into an indemnification agreement effective as of April 18, 2013. The indemnification agreement is the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify Mr. Morford to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against him by reason of his relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Mr. Morford under the indemnification agreement are in addition to any other rights he may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Morford and any other persons pursuant to which Mr. Morford was selected as a director. There have been no transactions involving the Company or any of its subsidiaries in which Mr. Morford has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 18, 2013, the Company issued a press release announcing Mr. Morford’s appointment to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1	Press Release of the Company, dated April 18, 2013, announcing the appointment of Craig S. Morford to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date April 19, 2013
/s/ Edward W. Moore

Edward W. Moore Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1	Press Release of the Company, dated April 18, 2013, announcing the appointment of Craig S. Morford to the Company’s Board of Directors.